EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of October 21, 2004 by and among CENUCO, INC., a Delaware corporation ("Cenuco"); OMNI POINT MARKETING, LLC, a Florida limited liability company (the "Company"); and the Members of the Company and certain others listed on the execution page of this Agreement (collectively, the "Members"). Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement.

                                    RECITALS

         The Company is in the business of providing internet media and online and offline marketing programs, including permission based e-mail advertising, e-mail database append services, online surveys, ad serving networks and internet compiled direct mail lists (the "Business"). Cenuco desires to purchase and the Company desires to sell, all of the assets, properties and business of the Company (the "Acquisition") on the terms and subject to the conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

         1.1 PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Article III), the Company will sell, convey, transfer, assign and deliver to Cenuco (or one or more of its assignees) all of its right, title and interest in and to its assets, properties and business of every kind and description, whether real, personal or mixed, tangible or intangible, wherever located (except those assets of the Company which are specifically excluded as provided in Section 1.2 hereof) as they shall exist on the Closing Date (as defined in Article III), whether or not appearing on the Current Balance Sheet (as defined in Section 5.7) or on any Schedule hereto (collectively, the "Purchased Assets"), free and clear of any Lien (as defined in Section 11.1) other than as permitted herein. Without limiting the generality of the foregoing, the Purchased Assets shall include, but not be limited to, the following:

                  (a) Database. All information contained in the databases maintained by the Company (the "Database").

                  (b) Other Tangible Personal Property. All machinery, computer equipment, computer software, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, trucks, automobiles, vehicles and any other fixed assets owned or leased by the Company, as more particularly described on Schedule 1.1(b) attached hereto not related to the Excluded Assets;

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                  (c) Customer Accounts. All of the customer accounts and
customer account contracts (the "Customer Contracts") of the Company, as more particularly described on Schedule 1.1(c) attached hereto;

                  (d) Assumed Contracts. All of the interest, rights and benefits accruing to the Company under any dealer, sales or service agreements or any other Contracts (as defined in Section 11.1) to which the Company is a party which are set forth on Schedule 1.1(d) attached hereto (the "Assumed Contracts");

                  (e) Cash and Cash Equivalents. All cash and cash equivalents and investments, whether short-term or long-term, of the Company, including without limitation, bank accounts, certificates of deposit, treasury bills and securities;

                  (f) Prepayments. All prepaid and deferred items of the Company, including without limitation, prepaid rentals, insurance, taxes, tax refunds and unbilled charges and deposits relating to the operations of the Company;

                  (g) Receivables. All receivables of the Company (collectively, "Receivables"), including without limitation all trade accounts receivables, notes receivable, receivables arising as a result of contracts in transit and receivables from manufacturers, insurance companies, service contract providers and any other vendors or suppliers of the Company not related to the Excluded Assets;

                  (h) Equipment Leases. All of the interest of and the rights and benefits accruing to the Company as lessee under leases of machinery, vehicles, equipment, tools, furniture and fixtures and other fixed assets ("Equipment Leases"), as more particularly described on Schedule 1.1(h) attached hereto;

                  (i) Intangible Property. All of the proprietary rights of the Company, including without limitation all Intellectual Property and other similar intangible property and rights relating to the Business, and all goodwill developed through the use of such property and rights, as more particularly described on Schedule 1.1(i) attached hereto;

                  (j) Licenses and Permits. To the extent assignable, all permits, licenses, certificates of authority, franchises, accreditations, registrations and other authorizations issued or used in connection with the Business;

                  (k) Books, Records and Other Assets. All operating data and records of the Company, including without limitation, customer lists and records, financial, accounting and credit records, correspondence, budgets and other similar documents and records, and all of the Company's telephone and telecopier numbers, and post office boxes; and

                  (l) Real Property. All of the interests, rights and benefits accruing to the Company as lessee under the Real Property Leases (as defined in Section 5.12).

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in Section 1.1, the Purchased Assets shall exclude the following assets of the Company ("Excluded Assets"): (i) the Purchase Price (as defined in Section 2.1) and other rights of the Company under

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this Agreement; (ii) the organizational records and ownership records of the
Company; and (iii) the stock of subsidiaries, if any; and (iv) in the event the condition of Section 8.4(b) is met Twenty-Seven Thousand Dollars ($27,000.00) may be utilized for payment due to one of the Members.

         1.3 ASSIGNMENT OF CONTRACTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Cenuco thereunder. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of the Company thereunder so that Cenuco would not in fact receive all such rights, the Company shall reasonably cooperate with Cenuco to the extent necessary to provide for Cenuco the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment, including subcontracting all rights and obligations thereunder to Cenuco and enforcement for the benefit of Cenuco of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise to the fullest extent permitted by law or agreement.

                                   ARTICLE II

                       PURCHASE PRICE; ASSUMED LIABILITIES

         2.1 PURCHASE PRICE. The purchase price to be paid to the Company for the Purchased Assets (the "Purchase Price") shall be the sum of Twenty-Two Million Five Hundred Thousand and 00/100 Dollars ($22,500,000.00).

         In addition, the Company shall pay at Closing all Indebtedness (as defined in Article XI).

         2.2 PAYMENT OF PURCHASE PRICE.

                  (a) The Purchase Price shall be payable to the Company in the following manner:

                           (i) Seventeen Million One Hundred Thousand and 00/100 Dollars ($17,100,000.00) (less the Deferred Amount described in Section 2.2(b)), payable in shares of common stock, par value $.001 per share of Cenuco (the "Cenuco Common Stock") determined by dividing such amount by Four Dollars ($4.00);

                           (ii) Five Million Four Hundred Thousand and 00/100 Dollars ($5,400,000.00) of the Purchase Price by wire transfer of immediately available funds.

                  (b) Ten percent (10%) of the Purchase Price (the "Deferred Amount") in Cenuco Common Stock shall be deferred by Cenuco, and subject to the provisions of Article X hereof.

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                  (c) Cenuco acknowledges that the Company intends to transfer the shares of Cenuco Common Stock to be issued to the Company hereunder (and rights to the Deferred Amount) to certain of the Members, and Cenuco agrees to cooperate with any such transfers, including promptly reissuing such shares of Cenuco Common Stock upon receipt of the original certificates and appropriate stock transfers. Notwithstanding anything to the contrary contained herein, Cenuco further agrees that any rights relating to such shares of Cenuco Common Stock existing under the Agreement or any other agreements executed in connection herewith shall be transferable with such shares to such Members and will be enforceable by such Members.

         2.3 ASSUMED LIABILITIES. As of the Closing, Cenuco shall assume and agree to pay, discharge and perform when lawfully due (provided that Cenuco reserves all rights to seek indemnification pursuant to Article X hereof) all of the obligations, duties and liabilities of the Company with respect to the following (the "Assumed Liabilities"): (a) Customer Contracts, Assumed Contracts, Equipment Leases and Real Property Leases; and (b) current liabilities of the Company as reflected on the Current Balance Sheet (including Tax accruals for sales, employee withholding and payroll taxes, limited to the amount of such accrual and as accrued or incurred in the ordinary course of business consistent with past practices.

         2.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, the parties expressly agree that Cenuco shall not assume otherwise become liable for any other obligations or liabilities of the Company or for any of the following liabilities (the "Excluded Liabilities"): (a) any liability or obligation relating to Indebtedness, other liabilities or Taxes (as defined in Article XI) of the Company; (b) any Environmental Liability (as defined in Article XI); (c) any liability or obligation relating to any default under any of the Assumed Liabilities to the extent such default existed prior to the Closing; (d) any liability or obligation (which is not an Assumed Liability), whether in tort, contract or for violation of any law, statute, rule or regulation by the Company or the Members or any officer, director, employee or agent of the Company, that arises out of or results from any act, omission, occurrence or state of facts prior to the Closing; (e) any liability or obligation of the Company with respect to or arising out of any Employee Benefit Plan (as defined in Section 5.16), collective bargaining agreements or any other plans or arrangements for the benefit of any current or former employees, leased employees, officers, Members or directors of the Company or any affiliated companies, which are maintained by the Company, any affiliated company or any third party; (f) any liability or obligation of the Company and the Members with respect to the Excluded Assets; and (g) any liability or obligation of the Company to the Members or any of its Affiliates, whether by contract, pursuant to law, or otherwise.

         2.5 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by Cenuco of the Assumed Liabilities, and the transfer thereof by the Company, shall in no way expand the rights or remedies of any third party against Cenuco or the Company as compared to the rights and remedies which such third party would have had against the Company had Cenuco not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Cenuco of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.6 TAX TREATMENT; ALLOCATION OF PURCHASE PRICE. The parties hereto intend that the transactions contemplated by this Agreement shall be treated for tax purposes as a taxable purchase under the Code. The parties agree that the allocation of the purchase price of the

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Company's fixed assets for tax purposes shall be mutually agreed to by the parties prior to Closing. The parties agree to allocate the Purchase Price among such Purchased Assets in a manner consistent with the requirements set forth in the Code, including Code Section 1060, and the Treasury regulations promulgated thereunder. In addition, it is agreed that such allocation will be binding on both parties for federal income tax purposes in connection with this purchase and sale of the Purchased Assets, and will be consistently reflected by each party on their respective federal income tax returns. The parties agree to prepare and timely file all applicable Internal Revenue Service forms, including Form 8594 (Asset Acquisition Statement) and other governmental forms, to cooperate with each other in the preparation of such forms, and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof.

         2.7 CLOSING AUDIT. (a) Within seventy-five (75) days after the Closing Date, Cenuco's auditor shall prepare an audit of the internally prepared Balance Sheet of the Company as of the Closing Date (the "Closing Balance Sheet"), including a determination or working capital (the "Working Capital Determination") of the Company (the "Closing Audit"). "Working Capital" shall be defined as the Company's current assets (including cash, accounts receivables, and prepaid expenses, less the Company's current liabilities (including accounts payable, reimbursed expenses, accrued expenses and payroll liabilities). The Closing Audit shall be prepared in accordance with GAAP. The amount of adjustments to the Closing Balance Sheet necessary to bring it into compliance with GAAP which result in a decrease in assets or equity of the Company or an increase in the liabilities of the Company (as such items appear on the Closing Balance Sheet), and the amount by which working capital is less than One Million Dollars ($1,000,000.00) shall be aggregated (the "Audit Adjustments"). The Audit Adjustments shall be paid to Cenuco by set off of the Deferred Amount and shall be considered to be an adjustment to the Purchase Price on a dollar-for-dollar basis.

                  (b) Upon completion of the Closing Audit and the determination of whether Audit Adjustments are necessary, Cenuco shall provide a copy of the Closing Audit, Working Capital Determination and Audit Adjustments to the Company. Within twenty (20) days after receipt by the Company of the Closing Audit, Working Capital Determination and Audit Adjustments, the Company shall notify Cenuco in writing of any disagreement (a "Dispute Notice") with the Closing Audit, Working Capital Determination and Audit Adjustments, and shall detail the amount, nature and basis of each disputed item and shall provide reasons why such item is disputed, and the alternate determination they believe to be appropriate. If no Dispute Notice is received by Cenuco during such time the Company and the Members shall be deemed to have accepted the determination of the Closing Audit, Working Capital Determination and Audit Adjustments. If a Dispute Notice is received the parties shall meet and seek in good faith to reach agreement on the disputed items. If the parties are unable to reach agreement within twenty days of receipt of the Dispute Notice, the disputed items shall be submitted for review and determination by an independent nationally recognized accounting firm mutually selected by the parties (the "Audit Arbitrator"). All determinations made by the Audit Arbitrator shall be in writing and shall be binding and conclusive upon all the parties, absent fraud or manifest error.

                  (c) The fees and expenses of the Audit Arbitrator shall be borne equally by the parties.

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                  (d) If no Dispute Notice is received or upon resolution of the disputed items listed in the Dispute Notice the Purchase Price shall be adjusted and such Audit Adjustments shall be set off from the Deferred Amount.

                                   ARTICLE III

                                     CLOSING

         Subject to and after fulfillment or waiver of the conditions set forth in Article VIII and Article IX of this Agreement, the Closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place on a date selected by Cenuco within three (3) business days after satisfaction or waiver of such conditions, at the offices of Cenuco' counsel in Ft. Lauderdale, Florida or such other time and place as the parties may otherwise agree. The date on which the Closing occurs shall be referred to herein as the "Closing Date".

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CENUCO

         As a material inducement to the Company and the Members to enter into this Agreement and to consummate the transactions contemplated hereby, Cenuco makes the following representations and warranties to the Company and the
Members:

         4.1 CORPORATE STATUS. Cenuco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 CORPORATE POWER AND AUTHORITY. Cenuco has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Cenuco has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Cenuco and constitutes the legal, valid and binding obligation of Cenuco, enforceable against Cenuco in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 NO COMMISSIONS. Except with respect to any finder's or broker's or agent's fees or commissions owed to any Cenuco' employee or consultant pursuant to the terms of any contract or agreement, Cenuco has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         4.5 CENUCO COMMON STOCK. Upon consummation of the Acquisition and the issuance and delivery of certificates representing Cenuco common stock pursuant to Section 2.2(a)(i), such Common Stock will be duly authorized, validly issued, fully paid and non

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assessable shares of Cenuco Common Stock and free of any preemptive rights. The authorized capital stock of Cenuco includes 25,000,000 shares of Cenuco Common Stock, of which 12,247,271 shares were issued and outstanding as of September 15, 2004.

         4.6 NO VIOLATION. The execution and delivery of this Agreement by Cenuco, the performance by Cenuco of its obligations hereunder and the consummation by Cenuco of the transactions contemplated hereby will not (i) contravene any provision of the Certificate of Incorporation or bylaws of Cenuco, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Cenuco, (iii) conflict with, result in any breach of, or constitute a default (with or without the passage of time or the giving of notice or both) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Cenuco, or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         4.7 SEC FILINGS. Cenuco has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the SEC, and (b) all other reports filed by Cenuco under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since July 1, 2004 (such reports are collectively referred to herein as the "Cenuco Reports"). The Cenuco Reports constitute all of the documents required to be filed by Cenuco under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from July 1, 2003 through the date of this Agreement. The Cenuco Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Cenuco Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Cenuco included in the Cenuco Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Cenuco as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Cenuco.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                   THE MEMBERS

         As a material inducement to Cenuco to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Members, jointly and severally, make the following representations and warranties to
Cenuco:

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         5.1 CORPORATE STATUS. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Florida, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is not legally qualified to transact business as a foreign limited liability company in any jurisdiction, and the nature of its properties and the conduct of its business does not require such qualification. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         5.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver of this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Members have the requisite competence, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

         5.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Members, and this Agreement constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 CAPITALIZATION. Schedule 5.4 sets forth, with respect to the Company, all outstanding Membership interests, each holder of any such Membership interests and the Company shall provide at Closing percentage or amount of such membership interests held by each Member. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any membership interests (or securities convertible into or exchangeable for membership interests). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Other than as set forth herein and as set forth on Schedule 5.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the membership interests of the Company. Except as set forth on Schedule 5.4, the Company is not obligated to redeem or otherwise acquire any of its outstanding membership interests. The Members are the record and beneficial owners of all of such membership interests and the Members owns such membership interests free and clear of all Liens, restrictions and claims of any kind.

         5.5 NO VIOLATION. Except as set forth on Schedule 5.5, the execution and delivery of this Agreement by the Company and the Members, the performance by the Company and the Members of their respective obligations hereunder and the consummation by the Company and the Members of the transactions contemplated hereunder will not (i) contravene any provision of the articles of organization or operating agreement of the Company, (ii) violate or conflict with

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any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against, the Company, the Members or the Purchased Assets, (iii) conflict with, result in any breach of, or constitute a default (with or without the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against, the Company, the Members or the Purchased Assets, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Purchased Assets, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

         5.7 FINANCIAL STATEMENTS. The Company and the Members shall deliver to Cenuco as soon as possible (i) the audited financial statements of the Company for the year ending September 30, 2004, including the notes thereto (if applicable), which are currently being audited (the "Annual Statements or the "Financial Statements"), and copies of which are to be attached to Schedule 5.7 hereto. The balance sheet dated as of September 30, 2004 of the Company included in the Financial Statements is also referred to herein as the "Current Balance Sheet." The Financial Statements shall fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except as described on
Schedule 5.7. The books and records of the Company fully and fairly reflect all transactions, properties, assets and liabilities of the Company. Except as set forth on Schedule 5.7 there will be no extraordinary or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements will reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         5.8 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet, the Company has operated in the ordinary course of business and has not (i) issued any membership interests or other securities;
(ii) made any distribution of or with respect to its membership interests or other securities or purchased or redeemed any of its membership interests or securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practices; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practices; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practices; (vii) incurred any obligations or liabilities (including any Indebtedness) or entered into any transaction or series of transactions involving in excess of Ten Thousand Dollars ($10,000) in the aggregate out of the ordinary course of business, consistent with past practices except for this Agreement and the transactions contemplated hereby;
(viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in

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excess of Ten Thousand Dollars ($10,000) in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of Ten Thousand Dollars ($10,000) in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practices; (xiii) entered into any transaction with any Affiliate; (xiv) entered into any employment agreement;
(xv) entered into, terminated, amended or modified any agreement involving an amount in excess of Ten Thousand Dollars ($10,000); (xvi) imposed any security interest or other Lien on any of its assets; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of Five Thousand Dollars ($5,000); (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; (xx) acquired any interest in any corporation, partnership or other venture; (xxi) made any loans to any third party or employee except in the ordinary course of business consistent with past practices; or (xxii) agreed to do or authorized any of the foregoing.

         5.9 LIABILITIES OF THE COMPANY; INDEBTEDNESS. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate. Schedule 5.9 is a true and complete list of all Indebtedness of the Company, including the name of the lender, payoff amount, per diem interest and any prepayment penalties or premiums.

         5.10 LITIGATION. Except as set forth on Schedule 5.10, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Company or the Members threatened or contemplated, against, by or affecting, the Company, the Members or the Purchased Assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. Except as set forth on Schedule 5.10, there has been no action, suit or other legal or administrative proceeding or governmental investigation against, by or affecting the Company, the Members or the Purchased Assets. There are no outstanding orders, decrees, stipulations or agreements issued by any Governmental Authority in any proceeding or agreed to by the Company or the Members to which the Company or the Members are or were a party which have not been complied with in full.

         5.11 ENVIRONMENTAL MATTERS.

         The Company is and has at all times been in full compliance with all Environmental Laws governing its business, operations, properties and assets.

         5.12 REAL ESTATE. The Company does not own any parcels of real property. Schedule 5.12 sets forth a list of all leases, licenses or similar agreements for the use or occupancy of real property to which the Company is a party ("Real Property Leases" ) copies of which have previously been furnished to Cenuco, in each case setting forth: (a) the lessor and lessee thereof and the date and term of each of such leases, (b) the legal description, if known, including street address, of each property covered thereby (the "Leased Premises"), and (c) a brief description (including size and function) of the principal improvements and buildings thereon. The Real Property Leases are in full force and effect and have not been amended, and neither the Company nor, to the knowledge of the Company and the Members any other party thereto, is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of such leases and, to the knowledge of the Company and the Members, there is no breach or anticipated breach by any other party to such leases. With respect to each of the Leased Premises the Company has valid leasehold interests or other rights of use and occupancy in the Leased Premises, free and clear of any Liens on such leasehold interests or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Company, except as do not affect the occupancy or uses of such properties.

         5.13 GOOD TITLE, ADEQUACY AND CONDITION OF ASSETS. The Company has, and upon payment of the Indebtedness identified on Schedule 5.9 at the Closing will have, good and marketable title to the Purchased Assets, including, but not limited to the Database, with full power to sell, transfer and assign the same, free and clear of any Liens, other than Liens for personal property taxes not yet due and payable. The Purchased Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such Business is currently being conducted. The Purchased Assets are in good operating condition and repair, normal wear and tear excepted, and have been maintained in accordance with all applicable specifications and warranties and normal industry practice.

         5.14 COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

                  (a) The Company has complied in all material respects with all laws, regulations and orders applicable to it, its Business and operations as presently or previously conducted, including all federal state and local privacy laws, rules and regulations, and all other applicable Laws of similar tenor and effect. None of the Fair Credit Reporting Act, the Consumer Credit Protection Act, the Truth in Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act, the Fair Debt Collections Practices Act, the Graham-Leach-Bliley Act, nor any federal regulatory rules and regulations promulgated pursuant to these laws are generally applicable to the operations of the Business. Company thereof has obtained all material federal, state, local and foreign governmental licenses and permits which are required for the conduct of the Business presently or proposed to be conducted by Company thereof, which licenses permits are in full force and effect and no material violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or, to the Knowledge of Company, threatened to revoke or limit any thereof. Schedule 5.14 lists all material federal, state, local and foreign governmental licenses and permits of Company thereof which are used in or relate to the Business. Company has furnished to Cenuco true and correct copies of all licenses and permits required for or used in the Business.

                  (b) Schedule 5.14 sets forth the consumer privacy policies that have been adopted by the Company thereof in connection with the Business and that are currently in effect for the Company. The Company thereof has complied in all material respects with all such consumer privacy policies and any applicable privacy policies posted on its web sites. The Company has taken commercially reasonable steps to protect and maintain the confidential nature of the personal information provided to the Company thereof by Persons who do not consent to the disclosure of such information. All personally identifiable information collected by the Company thereof has been used in accordance with the applicable privacy policy at the time of such collection.

                  (c) All information (the "Database Information") contained in the Databases maintained by Company has been at all times (i) collected in substantial compliance with fair information collection practices (including but not limited to (a) the guidelines promulgated by the Online Privacy Alliance;
(b) the standards promulgated by the Direct Marketing Association, and (c) all applicable Federal, state and other laws, rules and regulations including but not limited to those relating to the use or collection of information collected from or about consumers) so that, at a minimum and prior to submitting any information to Company or its agents, Internet users received notice of how the information will be used and a choice whether to submit such information; and
(ii) stored, maintained and used in accordance with such notices and all Federal, state and local laws, rules and regulations. Company has the right to use and commercially exploit the Database Information, free of consideration to any third party. The Databases contain approximately One Hundred Million (100,000,000), and at a minimum no less than Sixty-Five (65,000,000) Valid and Unique Records. For purposes of this Agreement, a "Valid and Unique Record" is
(i) a Record with an e-mail address that accepts delivery of email transmissions (i.e., emails not rejected as "undeliverable"); (ii) the post office address of the residence of the person with the applicable e-mail address; and (iii) a subject Record is not duplicative of other Records contained in any of the Databases. The Company has Eighty Million (80,000,000) records meeting the criteria of (i) and (iii) of the definition of Valid and Unique Records. For purposes of this Agreement, a "Record" is set a of information on consisting of:
(i) one "opt-in" or "permission-based" e-mail address, and (ii) the first and last name of the e-mail user that uses such e-mail address. In determining whether there are Sixty-Five Million (65,000,000) Valid and Unique Records, a duplicative Record will be counted only once.

         5.15 LABOR AND EMPLOYMENT MATTERS. Schedule 5.15 sets forth the name, address and current rate of compensation and/or commission of each employee of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending, or to the knowledge of the Company and the Members threatened, labor dispute, strike or work stoppage which affects or which may affect the Business or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending, or to the knowledge of the Company and the Members threatened, charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. Neither the Company nor the Members is aware that any key employee or group of employees has any plans to terminate his or their employment with the Company. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the twenty-four (24) months prior to the date hereof. Schedule 5.15 sets forth all commission and/or incentive compensation plans and the terms of such plans including when paid of the Company and the terms of such plans including when paid. Except as set forth on
Schedule 5.15, neither the Company nor any of its officers or employees are a party or subject to any employment agreements, noncompete agreements or consulting agreements, and the Members are not party to any agreement with any employee or consultant of the Company or has any other arrangement to pay any salary, bonus or other compensation to any such person after the Closing Date. The Company has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended.

         5.16 EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 5.16 contains a true and complete list of each employee benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee welfare benefits plan as defined in Section 3(1) of ERISA, and each deferred compensation, stock option, stock purchase, bonus, medical, welfare, disability, severance or termination pay, insurance or incentive plan, and each other employee benefit plan, program, agreement or arrangement, (whether funded or unfunded, written or oral, qualified or nonqualified), sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "Company ERISA Affiliate"), for the benefit of any employee, terminated employee, leased employee or former leased employee, director, officer, shareholder or independent contractor of the Company or any Company ERISA Affiliate (the "Employee Benefit Plans"). Schedule 5.16 identifies each plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA. The Company has no liability with respect to any plan, arrangement or practice of the type described in this Section 5.16 other than the Employee Benefit Plans set forth on Schedule 5.16.

                  (b) The Company does not participate currently and has never participated in and is not required currently and has never been required to contribute to or otherwise participate in any "multi employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code or any "multiple employer plan" within the meaning of Section 210(a) of ERISA or
Section 413(c) of the Code.

                  (c) No Employee Benefit Plan is or at any time was a "defined benefit plan" as defined in Section 3(35) of ERISA or a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code. The Company does not participate currently and has never participated in and is not required currently and has never been required to contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA.

                  (d) With respect to each Employee Benefit Plan of the Company:
(i) each has been administered in compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or threatened against any such plan, the trustee or fiduciary of any such plan, the Company or any assets of any such plan; (iii) no audits, proceedings, claims or demands are pending with any Governmental Authority including, without limitation, the Internal Revenue Service and the Department of Labor; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any such plan participant have been duly or timely filed or distributed; (v) no "prohibited transaction", within the meaning of ERISA or the Code, or breach of any duty imposed on "fiduciaries" pursuant to ERISA has occurred; (vi) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing; (vii) no such plan has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.

                  (e) True and accurate copies of each Employee Benefit Plan and a copy of the Employee Handbook of the Company have been furnished to Cenuco. In the case of any unwritten Employee Benefit Plan, a written description of such plan has been furnished to Cenuco. All amendments required to bring any Employee Benefit Plan into conformity with any applicable provisions of ERISA and the Code have been duly adopted.

                  (f) With respect to each Employee Benefit Plan of the Company intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from federal income tax under Code Section 501(a); (ii) nothing has occurred or will occur through the Closing which would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred; and (iv) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan).

                  (g) No Employee Benefit Plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as defined in Section 280G of the Code) and no individual shall accrue or receive any additional benefits, service or accelerated rights to payments of benefits under any Employee Benefit Plan as a result of the actions contemplated by this Agreement.

                  (h) No Employee Benefit Plan provides medical or dental benefits for any current or former employees of the Company or its predecessors after termination of employment other than the rights that may be provided by law.

                  (i) The Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code, and the regulations thereunder, and Part 6 of Title I of ERISA ("COBRA") and has complied with the Health Insurance Portability and

Accountability Act of 1996 ("HIPAA") with respect to any group health plan within the meaning of Code Section 5000(b)(1). The Company will be responsible for the continued compliance with COBRA and HIPAA with respect to all of its current and former employees at the time of the Closing.

                  (j) Cenuco will not suffer any loss, cost or liability as a result of any claim that the Company or any entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o), has not complied with the provisions of this Section 5.16 with respect to each Employee Benefit Plan maintained by any such entity.

         5.17 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All liabilities for Taxes incurred but unpaid whether or not a Tax Return was due or the Tax required to be paid by or with respect to the Company and the Business have been paid or are accrued on the Current Balance Sheet. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. With respect to each taxable period of the Company: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending, or to the knowledge of the Company and the Members threatened, against or with respect to the Company regarding Taxes; and (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets of the Company. No sales or use tax (other than sales tax on motor vehicles), non-recurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by the Company or Cenuco by virtue of the transactions contemplated in this Agreement.

         5.18 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets, employees and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. The Company has complied with the provisions of such Insurance Policies in all material respects. Schedule 5.18 contains a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Cenuco), and identifies the insurer, type of coverage and policy period for each policy. During the three year period to the date hereof, the Company has not made any claims under any of the Insurance Policies, and has suffered no losses that would give rise to any such claims, for an amount in excess of Ten Thousand Dollars ($10,000) except as set forth on Schedule 5.18. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         5.19 RECEIVABLES. All Receivables being transferred to Cenuco hereunder are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such Receivables (and in any event within nine (9) months following the Closing), without dispute, setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet and calculated in accordance with GAAP and further subject to the occurrence of events outside the reasonable control of Company causing any such receivable to be uncollectible Schedule 5.19 is a true, complete and correct list of all Receivables as of the date hereof, as if such Receivables were being transferred to Cenuco on and as of the date set forth thereon.

         5.20 INTELLECTUAL PROPERTY.

                  (a) Schedule 5.20 sets forth, the Intellectual Property (as defined in Article XI) owned by the Company, a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number), and date issued or filed, and all material unregistered Intellectual Property.

                  (b) All registered Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees), is valid and enforceable, and is not subject to any filings, fees or other actions falling due within 90 days after the Closing Date. No registered Intellectual Property of the Company has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company or the Members, no such action is threatened. Except as set forth in
Schedule 5.20, no patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                  (c) Schedule 5.20 sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which the Company is a party or by which any of their Assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements"). All of the Company's License Agreements are valid and binding obligations of Company that are parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

                  (d) The Company owns or has the valid right to use all of the Intellectual Property necessary for the conduct of the Company's business substantially as currently conducted or contemplated to be conducted and for the ownership, maintenance and operation of the Company's properties and Assets. No royalties, honoraria or other fees are payable by the Company to any third parties for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.20.

                  (e) All Intellectual Property owned by the Company is described in Schedule 5.20. The Company exclusively owns, free and clear of all Liens or obligations to license all such owned Intellectual Property, and the Company have executed all necessary agreements and performed all necessary due diligence to make the foregoing statement. The Company has a valid, enforceable and, subject to obtaining required consents set forth in Schedule 5.20, transferable right to use all their licensed Intellectual Property. Except as disclosed in Schedule 5.20, the Company has the right to use all of its owned and licensed Intellectual Property in all jurisdictions in which it conducts or proposes to conduct its businesses.

                  (f) The Company has taken all commercially reasonable steps to maintain, police and protect the Intellectual Property which it owns, including the proper policing activities and the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. Except as disclosed in Schedule 5.20, (i) to the knowledge of the Company, the conduct of the Company's businesses as currently conducted or planned to be conducted does not infringe or otherwise impair or conflict with ("Infringe") any Intellectual Property rights of any third party, and the Intellectual Property rights of the Company is not being Infringed by any third party; and
(ii) there is no litigation or order pending or outstanding, to the knowledge of the Company or the Members, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and the Company's use of any Intellectual Property owned by a third party, and, to the knowledge of the Company or the Members, there is no valid basis for the same.

                  (g) Schedule 5.20 lists all software (i) (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) which are owned, licensed to or by the Company, leased to or by the Company or otherwise used by the Company, and identifies which software is owned, licensed, leased or otherwise used, as the case may be; and (ii) which are sold, licensed, leased or otherwise distributed by the Company to any third party, and identifies which software is sold, licensed, leased, or otherwise distributed, as the case may be. All software owned by the Company, and all software licensed from third parties by the Company, (i) to the knowledge of the Company, is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) to the knowledge of the Company, conforms in all material respects to the specifications and purposes thereof. The Company has taken all reasonable steps to protect the Company's rights in its confidential information and trade secrets. Except as disclosed in the Schedule 5.20, each employee, consultant and contractor who has had access to proprietary Intellectual Property has executed an agreement to maintain the confidentiality of such Intellectual Property has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof (true and complete copies of which have been delivered to Cenuco). Except under confidentiality obligations, there has been no material disclosure of any of the Company's confidential information or trade secrets to any third party.

         5.21 CONTRACTS. Schedule 5.21 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Material Contracts"), true, correct and complete copies (in the case of written Contracts) and summaries (in the case of oral Contracts) of which have been provided to Cenuco, excluding standard customer contracts entered into in the ordinary course of business, without material modification from the preprinted forms used by the Company in the ordinary course of business, copies of which have been supplied to Cenuco. Each Material Contract is a legal, valid and binding obligation of the Company and to the knowledge of the Company the other parties thereto, enforceable against the Company and to the knowledge of the Company the other parties thereto in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The copy of each written Material Contract or summary of each oral Material Contract furnished to Cenuco is a true and complete copy of the document it purports to represent or summary, as the case may be, and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract, and to the knowledge of the Company and the Members all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and to the knowledge of the Company and the Members no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 5.21, Material Contracts shall include, without limitation: (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, letters of credit, commitment letters, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any Indebtedness; (b) contracts obligating the Company to provide or purchase products or services for a period of one year or more;
(c) leases of real property and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Ten Thousand Dollars ($10,000); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Company; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; (h) any non-competition agreements restricting the Company in any manner; and (i) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules calling for payments by the Company exceeding Ten Thousand Dollars ($10,000).

         5.22 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY AND THE MEMBERS. No statement or information made or furnished by the Company or the Members to Cenuco or any of Cenuco' representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company or the Members, contains or shall contain any untrue statement of fact or omits or shall omit any fact necessary to make the information contained therein not misleading and any material manner. The Company and the Members have provided Cenuco with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         5.23 CUSTOMERS. Schedule 5.23 provides a customer list which identifies the contact person for each customer and identifies the top twenty-five (25) customers of the Company as measured by annual revenue for the last twelve (12) months. True, correct and complete copies of the form of the Company's standard customer contracts have been furnished by the Company to Cenuco. The Company has not violated in any material manner any of the terms or conditions of any of its customer contracts, and to the knowledge of the Company and the Members all of the material covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination thereunder.

         5.24 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on Schedule 5.24. The Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three (3) years.

         5.25 NO COMMISSIONS. Except as set forth on Schedule 5.25, either the Company nor the Members has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         5.26 PRODUCT WARRANTIES AND REBATES. The Company does not make and has not made any express or implied product warranties or altered, amended, varied or expanded any manufacturers' product warranty in connection with the sale or lease of any products. Schedule 5.26 contains a true and complete list and description of any and all customer rebates, discounts or reimbursement programs or special terms or conditions (including, without limitation, products supplied to customers on a demonstration basis) which have been or will be offered by the Company in connection with the Business at any time prior to the Closing and pursuant to which any obligations or liabilities of the Company, of any nature whatsoever and whether matured or unmatured, remain outstanding.

         5.27 RELATED PARTY TRANSACTIONS. None of the Company, the Members and any Person with an interest in Members, nor any entity in which Members or a Person with an interest in Members owns any beneficial interest, have any direct or indirect interest in any customer, supplier or competitor of the Company or in any person from whom or to whom the Company leases real or personal property. Except as set forth on Schedule 5.27, no officer, director or the Members of the Company, no Person with an interest in the Members, nor any entity in which any such Person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company and the Members covenant and agree that, except with the prior written consent of Cenuco, between the date of this Agreement and the Closing Date, the Business shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice. The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company and the Members shall not between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Cenuco: (a) amend or otherwise change its articles of organization or operating agreement; (b) issue or authorize the issuance of, any membership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any membership interests or other ownership interest of the Company; (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests; (d) transfer any of the outstanding membership interests of the Company; (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its membership interests; (f) acquire (including, without limitation, for cash, or shares of stock, property or services, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof; (g) incur any additional Indebtedness other than in the ordinary course of business consistent with past practices; (h) create Liens on any currently existing assets; (i) make (or commit to make) any capital expenditures in excess of Ten Thousand Dollars ($10,000) except in the ordinary course of business; (j) make any loans or advances to any person or entity or guarantee the indebtedness of any person or entity; (k) sell or dispose of any of its assets, other than in the ordinary course of business, consistent with past practice; (l) enter into, modify or terminate, any Contract, other than in the ordinary course of business consistent with past practice; (m) pay any bonus to or increase the compensation or benefits payable or to become payable to its employees, independent contractors or consultants; (n) pay, discharge or satisfy any existing claims, liabilities, obligations or Indebtedness other than in the ordinary course of business consistent with past practice; (o) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any increase in the loss of customers; or (p) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any other action which would make any representation or warranty in Article V untrue or incorrect. The Company shall give written notice to Cenuco promptly following the occurrence of any event which has had (or which is likely to have) a Material Adverse Effect upon its assets, business, operations, prospects, properties or condition (financial or otherwise).

                                   ARTICLE VII

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         7.1 FURTHER ASSURANCES; COMPLIANCE WITH COVENANTS. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in
Article VIII and Article IX. The Members and the Company shall, and shall cause the Company's accountants to cooperate with Cenuco' accountants from time to time in connection with any audit of the assets, property and business of the Company including the execution and delivery by the Members and the Company of customary audit representation letters. The Members shall cause the Company to comply with all of the respective covenants of the Company under this Agreement. At the Closing, the Company and the Members covenant and agree to deliver to Cenuco the certificates and other documents required to be delivered to Cenuco pursuant to Article VIII, and Cenuco covenants and agrees to deliver to the Company and the Members the certificates and other documents required to be delivered to the Company and the Members pursuant to Article IX.

         7.2 OTHER ACTIONS. Each of the parties hereto shall take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties agrees to cooperate with the others in the preparation and filing of, and the provision of information for, all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the American Stock Exchange (or any other exchange which Cenuco Common Stock may be listed), the Securities Act, the Exchange Act or any regulatory authority, in connection with the transactions contemplated by this Agreement, and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         7.3 NOTIFICATION OF CERTAIN MATTERS. The Company and the Members shall give prompt notice to Cenuco of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         7.4 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents or representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Cenuco may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange.

         7.5 NO OTHER DISCUSSIONS. So long as this Agreement is in force and effect, the Company, the Members, and their respective Affiliates, employees, agents and representatives will not (i) initiate or encourage the initiation by others of, discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. For so long as this Agreement is in force and effect, the Company and the Members will immediately notify Cenuco if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         7.6 RESTRICTIVE COVENANTS. In order to assure that Cenuco will realize the benefits of the transactions contemplated hereby, the Company and each of the Members agree that they will not:

                  (a) for a period of five (5) years following the Closing Date (the "Noncompete Period"), directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, lender or security holder, of any company or business, engage in the Business; provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section 7.6;

                  (b) during the Noncompete Period, directly or indirectly (i) induce any customer acquired hereunder or any other customer of Cenuco or any of its subsidiaries, successors or assigns (as used in this Section 7.6, the "Cenuco Companies") to patronize any business which is directly or indirectly in competition with the Business conducted by any of the Cenuco Companies; (ii) canvass, solicit or accept from any Person which is a customer of the Business conducted by any of the Cenuco Companies, any such competitive business; or
(iii) request or advise any customer of the Business conducted by any of the Cenuco Companies to withdraw, curtail or cancel any such customer's business with the Cenuco Companies or their successors;

                  (c) during the Noncompete Period, directly or indirectly, employ or enter into any arrangement to pay salary, bonus or other compensation to any person who was employed by the Cenuco Companies during the previous six
(6) months, or in any manner seek to induce any employee of the Cenuco Companies to leave his or her employment; and

                  (d) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in their possession any of the Cenuco Companies' proprietary rights or records acquired hereunder, including, but not limited to, any customer lists.

         The Company and the Members agree and acknowledge that the restrictions contained in this Section 7.6 are reasonable in scope and duration, and are necessary to protect the Cenuco Companies. The Company and the Members agree and acknowledge that any breach of this Section will cause irreparable injury to the Cenuco Companies and upon any breach or threatened breach of any provision of this Section 7.6, the Cenuco Companies shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Cenuco Companies may have as a result of such breach, including the right to seek monetary damages. The parties hereto agree that Cenuco may assign, without limitation, the foregoing restrictive covenants to any successor to the Business. The provisions of this Section 7.6 shall be construed as an agreement on the part of the Company and the Members independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of the Company or any of the Members against Cenuco or the Cenuco Companies, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Cenuco of the provisions of this
Section 7.6.

         In addition, all Persons with an interest in a Member and those Persons listed on Schedule 7.6 shall execute a non compete agreement containing the provisions of this Section 7.6 (the "Noncompete Agreements")

         7.7 CONSENTS. Prior to the Closing, the Company shall use its reasonable best efforts to obtain and receive consents to the transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of the Company from any Person(s) from whom such consent or waiver is required under any Contract to which the Company or the Purchased Assets are bound (including the Customer Contracts, the Assumed Contracts, the Equipment Leases and the Real Property Leases), or who, as a result of the transactions contemplated hereby, would have the right to terminate or modify such Contracts, either by the terms thereof or as a matter of law.

         7.8 PAYOFF AND ESTOPPEL LETTERS. Prior to the Closing, the Company shall request and deliver to Cenuco payoff and estoppel letters from all holders of any Indebtedness of the Company to be paid off on or prior to the Closing, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to Cenuco, upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled. At Closing, the Company shall deliver to Cenuco appropriately completed UCC-3 Termination Statements ready for execution by each creditor that is named in a financing statement on file against any of the Company's assets and shall have caused to be filed UCC-3 Termination Statements for financing statements on file against the Company's assets pertaining to inactive or previously terminated financings.

         7.9 RECEIVABLES. At or prior to the Closing Date, the Company shall deliver to Cenuco a true, complete and correct list of all Receivables to be transferred to Cenuco pursuant to Section 1.1(g). From and after the Closing, the Company shall cooperate with Cenuco upon Cenuco's request to notify each payor of any Receivables of such transfer to Cenuco. The Company and the Members hereby agree and acknowledge that any and all payments in respect of such Receivables that are received by the Company or any Members after the Closing shall be held in trust for the benefit of Cenuco and delivered to Cenuco as soon as practicable.

         7.10 POST-CLOSING ACTIONS OF THE COMPANY. At Closing, the Company shall change its name to a name that does not include the words Omni Point or any derivation thereof.

         7.11 EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of Cenuco, the Company shall execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurance as may be required or appropriate to convey and transfer to and vest in Cenuco and protect its right, title and interest in all of the Purchased Assets and to carry out the transactions contemplated by this Agreement.

         7.12 TRANSACTION DOCUMENTS. At Closing, Scott Hirsch shall enter into a three (3) year employment agreement as Chief Executive Officer of the Cenuco Online Media Solutions Division (the "Omni Point Division"), the form of which is attached as Exhibit A (the "Employment Agreement"), and the Company shall enter into the Bill of Sale, Assignment and Assumption Agreement, the form of which is attached as Exhibit B, the Noncompete Agreements, and such other closing documents requested by Cenuco. Neither Cenuco nor its assignee(s) shall have any obligation to employ or offer to employ any other persons currently or formerly employed by the Company.

         7.13 LEASES. The Company and the Members shall have caused the assignment to Cenuco (or its designee) of leases for Leased Premises owned by unaffiliated third-parties pursuant to an assignment, assumption and non-disturbance agreement reasonably satisfactory to Cenuco.

         7.14 TRADING IN CENUCO COMMON STOCK. From the date of this Agreement until the Closing Date, the Company and the Members (and any Affiliates thereof) shall not directly or indirectly purchase or sell (including short sales) any shares of Cenuco Common Stock in any transactions effected on American Stock Exchange or otherwise.

         7.15 BOARD OF DIRECTORS. The Board of Directors of Cenuco will be expanded so that in addition to the existing Members of the Board of Directors, Scott Hirsch, Michael Brauser and two (2) additional individuals chosen by Michael Brauser, shall be appointed to the Board of Directors, such individuals to be appointed upon the consent of Cenuco, which such consent will not be unreasonably withheld.

         7.16 WARRANTS.

                  (a) The Company shall issue at Closing to Michael Brauser and Scott Hirsch (to be shared equally) Warrants in the Form Exhibit C, as follows.

                  500,000 Warrants issued at Closing at an exercise price of $4.00/share; 500,000 Warrants issued at Closing at an exercise price of $5.00/share; and 500,000 Warrants issued at Closing at an exercise price of $6.00/share.

                  (b) In addition the following Warrants shall be issued to Michael Brauser and Scott Hirsch for their ongoing efforts in developing the Business upon satisfaction of the following conditions:

                           (i) If gross revenues of the Omni Point Division of at least $46,000,000.00 are attained for the year beginning January 1, 2005 and ending December 31, 2005 from growth of the Business and not from the acquisition of businesses or acquisition of customer accounts;

                  1,000,000 Warrants to be issued at $8/share,

                           (ii) If gross revenues of the Omni Point Division of at least $68,000,000.00 are attained for the year beginning January 1, 2006 and ending December 31, 2006 from growth of the Business and not from the acquisition of businesses or acquisition of customer accounts;

                  1,000,000 Warrants to be issued at $10/share,

                           (iii) If gross revenues of the Omni Point Division of at least $86,000,000.00 are attained for the year beginning January 1, 2007 and ending December 31, 2007 from growth of the Business and not from the acquisition of businesses or acquisition of customer accounts;

                  1,000,000 Warrants to be issued at $12/share.

         7.17 SHAREHOLDERS AGREEMENT. At Closing Steven Bettinger, Scott Hirsch and Michael Brauser shall enter into a Shareholder's Agreement, the form of which is attached as Exhibit D.

         7.18 REGISTRATION RIGHTS. The Company shall utilize its reasonable best efforts to file a registration statement with the SEC by no later than March 15, 2005, so that Brauser and Hirsch may collectively sell Cenuco Common Stock with a value of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

         7.19 SEC FILINGS. With a view to making available to the Company and its Members the benefits of certain rules and regulations of the SEC which may permit the sale of Cenuco Common Stock to the public without registration, Cenuco agrees from and after the date of this Agreement, until such time as Members are able to sell all of their shares of Cenuco Common Stock under Rule 144(k), to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time ("Rule 144"); (b) file with the SEC, in a timely manner, all reports and other documents required of Cenuco under the Exchange Act; (c) so long as the Company or any of the Members owns any of the Cenuco Common Stock delivered to Company pursuant to this Agreement, furnish to any such parties promptly upon request a written statement by Cenuco as to its compliance with the reporting requirements of the Exchange Act; (d) take such further action as the Company or any of the Members may reasonably request, all to the extent required form time to time to enable such Person to sell their Cenuco Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144; and (e) cooperate with the Company or any of the Members' reasonable requests in their attempts to dispose of the Cenuco Common Stock upon satisfaction of the applicable holding periods under Rule 144.

                                  ARTICLE VIII

                     CONDITIONS TO THE OBLIGATIONS OF CENUCO

         The obligation of Cenuco to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Cenuco:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company and the Members contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except
(i) for matters specifically permitted by or disclosed on any Schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Members shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company and the Members shall have delivered to Cenuco a certificate, dated as of the Closing Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         8.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change in the Purchased Assets or the Business, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the Purchased Assets or the Business, and (iii) none of the Purchased Assets shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) and there shall have been delivered to Cenuco a certificate to that effect, dated the Closing Date and signed by or on behalf of the Company and the Members.

         8.3 CORPORATE CERTIFICATE. The Company shall have delivered to Cenuco
(i) copies of its Articles or Organization and Operating Agreement of the Company as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and the Members of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Florida as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

         8.4 DELIVERY OF PURCHASED ASSETS; CASH AT CLOSING. (a) At the Closing, the Company shall duly execute and deliver to Cenuco (or its assignee) Bills of Sale, Assignment and Assumption Agreements in the form attached hereto as Exhibit B, and such other instruments of transfer of title as are necessary to transfer to Cenuco (or its assignee) good and marketable title to the Purchased Assets (including endorsed titles for unencumbered vehicles transferred hereunder) free and clear of any Liens other than the Assumed Liabilities, and shall deliver to Cenuco (or its assignee) immediate possession of the Purchased Assets.

         (b) At Closing the Company shall provide evidence acceptable to Cenuco of cash held by the Company of a minimum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), and estimated Working Capital as of the Closing Date of a minimum of One Million Dollars ($1,000,000.00).

         8.5 CONSENTS. The Company shall have received all necessary permits, licenses, franchises, approvals and consents to the transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract to which the Company or the Purchased Assets are bound (including the Customer Contracts, the Assumed Contracts, the Equipment Leases and the Real Property Leases) as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts, either by the terms thereof or as a matter of law.

         8.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transaction contemplated hereby, and which, in the judgment of Cenuco, makes it inadvisable to proceed with the transactions contemplated hereby.

         8.7 BOARD AND SHAREHOLDER APPROVAL. The Board of Directors and shareholders of Cenuco shall have authorized and approved this Agreement and the transactions contemplated hereby.

         8.8 GOVERNMENTAL CONSENTS. Cenuco shall have received all necessary approvals, consents, reviews, and/or waivers from all applicable Governmental Authorities.

         8.9 OTHER CLOSING DOCUMENTS. The Company and Members and the other applicable parties shall have executed and delivered the documents required by this Agreement to have been executed and delivered by them, and such other closing documents necessary to consummate the Acquisition.

         8.10 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to Cenuco the Financial Statements and any other required financial information by Cenuco for its preparation of its Proxy Statement and filings with any applicable Governmental Authority as soon as practicable.

         8.11 SCHEDULES AND EXHIBITS. The parties hereto acknowledge and agree that this Agreement is being entered into by each such party as of the date hereof without the benefit of completed Exhibits and Schedules being attached hereto. The Company and the Members agree to work diligently and in good faith to prepare the Schedules and deliver them to Cenuco by October 26, 2004. Cenuco shall in good faith review and comment upon such Schedules within three (3) days of receipt. Should Cenuco determine in its reasonable judgment that certain disclosures on such Schedules make it inadvisable to proceed with the transaction contemplated hereby they shall advise the Company in writing of its determination within three (3) days after receipt. The Company shall have five days to take such steps to alleviate Cenuco's concerns. If the Company does not take sufficient action to alleviate Cenuco's concerns then this Agreement shall be deemed to be terminated as of the end of such five (5) day period, each party shall be released from their respective obligations hereunder, and no party shall have any obligation to any other party hereunder on account of this Agreement or the transactions contemplated hereby. The parties hereto shall in good faith finalize the Exhibits within five (5) days.

                                   ARTICLE IX

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE COMPANY AND THE MEMBERS

         The obligations of the Company and the Members to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Members:

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Cenuco contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Cenuco shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Cenuco shall have delivered to the Company and the Members a certificate, dated as of the Closing Date, and signed by an officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed in all material respects.

         9.2 PURCHASE PRICE. At the Closing, Cenuco shall pay to the Company the Purchase Price (other than the Deferred Amount) execute the Bill of Sale, Assignment and Assumption Agreement and assume the Assumed Liabilities.

         9.3 NO ORDER OR INJUNCTION. There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         9.4 CLOSING DOCUMENTS. Cenuco shall have executed and delivered the documents required by this Agreement to have been executed and delivered by it.

                                   ARTICLE X

                                 INDEMNIFICATION

         10.1 (a) The Company and the Members, severally, agree to indemnify and hold Cenuco and each of its officers, directors, employees, Affiliates, successors and assigns (collectively, for the purpose of this Article X, "Cenuco") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Cenuco arising out of or resulting from (i) any breach of a representation, warranty or certification made by the Company or the Members in this Agreement or in any other document or certificate delivered pursuant to this Agreement (without regard to any materiality qualifications or disclosures pursuant to Section 8.1), (ii) any breach of the covenants or agreements made by the Company or the Members in this Agreement or in any other document or certificate delivered pursuant to this Agreement, (iii) any liability or obligation of the Company (whether absolute or contingent, liquidated or unliquidated, or due or to become due), other than the Assumed Liabilities, resulting from the Company's ownership or operation of the Purchased Assets or the Business prior to Closing including, without limitation, the Excluded Liabilities or related to the Excluded Assets, or (iv) any Environmental Liability (collectively, "Indemnifiable Damages").

         Notwithstanding the foregoing, Cencuo shall not be entitled to any Indemnifiable Damages for breaches of the representations and warranties unless the aggregate of all Indemnifiable Damages for breaches of the representations and warranties exceeds $25,000 (the "Indemnification Threshold"), in which case Cenuco shall be entitled to the full amount of such Indemnifiable Damages in excess of the Indemnification Threshold. Further, the total Indemnifiable Damages for which each Member shall be liable hereunder shall be limited to that portion of the Purchase Price received by each Member as further provided on
Schedule 10.1. In the event such Member received Cenuco Common Stock as part of the Purchase Price, it shall be valued at Four Dollars ($4.00) per share. A Member in paying to Cenuco its portion of Indemnifiable Damages may pay such amounts by tendering to Cencuo, shares of Cenuco Common Stock, in which event, the Cenuco Common Stock shall be valued for purposes of such payment at Four Dollars ($4.00) per share (the "Indemnification Cap"); provided, however, that the Indemnification Threshold and the Indemnification Cap shall not apply with respect to, and Cenuco shall be entitled to the full amount of any Indemnifiable Damages resulting from: (i) Excluded Liabilities (including Environmental Liabilities) and the matters set forth in clause (iii) of the first sentence of this Section 10.1.

                  (b) Cenuco agrees to indemnify and hold the Company and the Members (collectively, for the purpose of this Article X, "Company") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Company arising out of or resulting from (i) any breach of a representation, warranty or certification made by Cenuco in this Agreement or in any other document or certificate delivered pursuant to this Agreement (without regard to any materiality qualifications or disclosures pursuant to Section 9.1), (ii) any breach of the covenants or agreements made by Cenuco in this Agreement or in any other document or certificate delivered pursuant to this Agreement (also "Indemnifiable Damages").

         10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and the Members in this Agreement or pursuant hereto shall survive for a period of one (1) year after the Closing Date. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         10.3 THIRD PARTY ACTIONS. Promptly after receipt by a party of notice of commencement of any action by a third party which could give rise to Indemnifiable Damages (an "Indemnified Party") the Indemnified Party will, if a claim thereof is to be made against the other parties hereto (an "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof; provided, however, that the omission to so notify the Indemnifying Party will not relieve them from any liability which they may have hereunder unless the Indemnifying Party have been materially prejudiced thereby. The parties agree that with respect to any such third party action the Indemnified Party shall (i) assume the defense thereof with its own legal counsel, (ii) provide the Indemnifying Party with all information that they reasonably request relating to the handling of such claim, (iii) confer with the Indemnifying Party as to the most cost-effective manner in which to handle such claim, and (iv) use its reasonable efforts to minimize the cost of handling such claim.

         With respect to any action commenced by a third party which could give rise to Indemnifiable Damages and which seeks recovery solely of money damages, the Indemnifying Party shall have the right to participate in, and, to the extent that they may wish, jointly or individually, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that prior to the assumption of such defense the Indemnifying Party assuming such defense must acknowledge in writing to the Indemnified Party that they shall be fully responsible (with no reservation of rights) for all Indemnifiable Damages relating to such claim; provided, further, if the defendants in any action include both the Indemnified Party and any of the Indemnifying Parties and there is a conflict of interest which would prevent such counsel from also representing the Indemnified Party, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on behalf of the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of their election to so assume the defense thereof, the Indemnifying Party, as applicable, will not be liable to the Indemnified Party pursuant to the provisions of Section 10.1 for the related counsel and paralegal fees and expenses subsequently incurred by the Indemnified Party (or its subsidiaries) in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent them within a reasonable time after notice of the commencement of the action, or (iii) the Indemnifying Party shall not have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party, as applicable. Notwithstanding anything to the contrary in this Section 10.3, the Indemnifying Party shall have the right to settle or compromise any action for which they have assumed the defense if the settlement or compromise provides for any injunctive or other equitable relief against the Indemnified Party or otherwise provides for any continuing obligations of any nature against the Indemnified Party or loss of rights of the Indemnified Party, and nothing stated in this Section 10.3 shall otherwise affect the Indemnifying Party's obligation to pay the Indemnified Party all Indemnifiable Damages pursuant to Section 10.1. With respect to any such third party action assumed by the Indemnifying Party, as applicable, the parties agree to provide each other with all information that they reasonably request relating to the handling of such matter.

         10.4 SET OFF. Cenuco may set off against the Deferred Amount any Audit Adjustments and/or Indemnifiable Damages (at a value of the greater of the market value of the Cenuco Common Stock on the date of such set off or four dollars ($4.00) per share) for which the Company or the Members may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                  (a) Cenuco shall give written notice to the Company and the Members of any claim for Audit Adjustments or Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Audit Adjustments or Indemnifiable Damages or other loss, damage, cost or expense which Cenuco claims to have sustained by reason thereof, and (ii) the basis of the claim therefor.

                  (b) Such set off shall be effected on the later to occur of the expiration of ten (10) days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved.

                  (c) If, prior to the expiration of the Notice of Contest Period, the Company or the Members shall notify Cenuco in writing of an intention to dispute the claim and if such dispute is not resolved within thirty
(30) days after expiration of such period, then Cenuco may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Audit Adjustments or Indemnifiable Damages.

                  (d) All set offs and payments of Audit Adjustments or Indemnifiable Damages pursuant to this Section shall be treated as adjustments to the Purchase Price.

                  (e) The Deferred Amount shall constitute a deferred payment obligation of Cenuco to the Company, which amount shall be (i) paid to the Company in accordance with Section 10.5 hereof, and (ii) subject to set off as provided in this Section 10.4.

         10.5 DELIVERY OF DEFERRED AMOUNT. Cenuco agrees to deliver to the Members no later than three (3) business days following the one year anniversary of the Closing Date any Deferred Amount then held by it unless there then remains unresolved any claim for Audit Adjustments or Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event that portion of the Deferred Amount subject to an ongoing claim shall continue to be held and the remaining portion of the Deferred Amount not subject to a claim shall be released. Any Deferred Amount remaining on deposit after such claim shall have been satisfied shall be returned to the Company promptly after the time of satisfaction.

         10.6 NO BAR. If the Deferred Amount is insufficient to set off any claim for Audit Adjustments or Indemnifiable Damages made hereunder (or has been delivered to the Company prior to the making or resolution of such claim), then Cenuco may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Audit Adjustments or Indemnifiable Damages.

                                   ARTICLE XI

                                   DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

         "Assignment and Assumption Agreement" shall mean the Bill of Sale, Assignment and Assumption Agreement, the form of which is attached as Exhibit B hereto.

         "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, collective bargaining agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof.

         "Environmental Liability" means any and all liabilities and obligations relating to or arising out of environmental matters or claims relating to or arising from events or occurrences taking place or conditions existing (whether known or unknown) prior to the Closing Date or relating to or arising from events or occurrences taking place or conditions existing (whether known or unknown) on or after the Closing Date to the extent such matters relate to or arise from the Company's actions on the Owned Properties, the Leased Premises and any premises on which the Business was conducted, including, without limitation, (i) any violation or alleged violation of any Environmental Laws including the obligations thereunder to investigate or remediate or otherwise undertake removal of Hazardous Substances or (ii) any actual or alleged Handling or Discharging of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, the SEC and the American Stock Exchange.

         "Indebtedness" of any entity means all obligations of such entity (i) which in accordance with GAAP should be classified upon a balance sheet of such entity as indebtedness, (ii) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property or services, guaranties, letters of credit, or deferred purchase price, (iii) secured by any lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations, (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, or (v) for remaining payments under any leases (including, but not limited to, equipment leases, operating leases and capital leases), or rental purchase options, in each case including, without limitation, accrued and unpaid interest, and prepayment or early termination payments or penalties associated with any of the foregoing items (i) through (v) whether mandatory or optional.

         "Intellectual Property" means all United States and foreign intellectual property, including all worldwide trademarks, service marks, trade names, URLs and Internet domain names, designs, slogans, logos, and trade dress, together with all goodwill related to the foregoing; patents, copyrights, processes, operating rights, computer software, technology, trade secrets and other confidential information, customer lists, know-how, processes, formulae, algorithms, models, user interfaces, inventions, advertising and promotional materials, and all registrations, applications, recordings, renewals, continuations, continuations-in-part, divisions, reissues, reexaminations, foreign counterparts, and other legal protections and rights related to the foregoing.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, restriction on transfer, right of refusal, preemptive right, claim or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "SEC" means the Securities and Exchange Commission of the United
States.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         "Transaction Costs" means all legal, accounting, tax consulting, financial advisory and other fees and expenses, including any transfer fees, government filing fees and the cost of title insurance and surveys, incurred, paid or payable by the Company in connection with the transactions contemplated by this Agreement.

         11.2 OTHER DEFINITIONAL PROVISIONS. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XII

                                   TERMINATION

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the parties hereto at any time prior to the Closing; or (b) by Cenuco in the event of a material breach by the Company or any of the Members of any provision of this Agreement, which is not cured by the Indemnifying Party within five (5) days of receipt of written notice from Cenuco, or if the Indemnifying Party fail to satisfy the other conditions of Article VIII and be prepared to close the transactions contemplated hereby within 30 days of receipt of all approvals, consents or authorizations of the SEC, American Stock Exchange and the Cenuco shareholders; or (c) by the Company in the event of a material breach by Cenuco of any provision of this Agreement, which is not cured by Cenuco within five (5) days of receipt of written notice from the Company, or if Cenuco fails to satisfy the conditions of Article IX and be prepared to close the transactions contemplated hereby within 30 days of receipt of all approvals, consents or authorizations of the SEC, American Stock Exchange and the Cenuco shareholders.

         12.2 EFFECT OF TERMINATION. Except for the provisions of Article X hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1(a), this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder.

         12.3 CENUCO'S OBLIGATION TO PAY BREAK UP FEE UNDER CERTAIN
CIRCUMSTANCES.

                  (a) Cenuco shall pay (by wire transfer of immediately available funds) to the Company a break-up fee ("Break-Up Fee") One Million Dollars ($1,000,000.00) in the event of the termination of this Agreement under
Section 12.1(c).

                  (b) The parties hereto acknowledge that the actual damages sustained by the Company resulting from the events set forth in subsection (a) above are difficult to ascertain, that the Break-Up Fee set forth in this
Section 12.3 is a reasonable estimate of the amount of damages which the Company would suffer, and that upon payment of such Break-Up Fee the parties shall have no further rights or obligations hereunder.

         12.4 CENUCO'S REMEDIES UPON TERMINATION.

                  (a) Company shall pay (by wire transfer of immediately available funds) to Cenuco a termination fee ("Termination Fee") of One Million Dollars ($1,000,000.00) in the event of termination of this Agreement under
Section 12.1(b).

                  (b) The parties hereto acknowledge that the actual damages sustained by the Company resulting from the events set forth in subsection (a) above are difficult to ascertain, that the Termination Fee set forth in this
Section 12.4 is a reasonable estimate of the amount of damages which Cenuco would suffer, and that upon payment of such Termination Fee the parties shall have no further rights or obligations hereunder.

                                  ARTICLE XIII

                             SECURITIES LAW MATTERS

         In addition to the other representations, warranties and covenants set forth herein, as a material inducement to Cenuco to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Members make the following representations, warranties and covenants, as applicable.

         13.1 INVESTMENT INTENT. Each Member is acquiring the Cenuco Common Stock hereunder for his/her/its own account and with no present intention of distributing or selling such shares and further agrees not to transfer such shares in violation of the Securities Act or any applicable state securities law, and no one other than the Members have any beneficial interest in the shares. The Member agrees that he/she/it will not sell or otherwise dispose of any of the Cenuco Common Stock unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to Cenuco, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Cenuco, is exempt from registration or qualification under applicable state securities laws. Each Member understands that the offer and sale by the Cenuco of the Cenuco Common Stock being acquired by each Member hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of Cenuco on such exemption from registration is predicated in part on these representations and warranties of each of the Members.

         13.2 ACCREDITED MEMBER. Each Member is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         13.3 ADEQUATE INFORMATION. Each Member has received from Cenuco, and has reviewed, such information which such Member considers necessary or appropriate to evaluate the risks and merits of an investment in the Cenuco Common Stock.

         13.4 OPPORTUNITY TO QUESTION. Each Member has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of Cenuco so as to receive answers and verify information obtained in the Member's examination of Cenuco, including the information that the Member has received and reviewed in relation to his/her/its investment in the Cenuco Common Stock.

         13.5 NO OTHER REPRESENTATIONS. No oral or written representations have been made to any Member in connection with the Member's acquisition of the Cenuco Common Stock which were in any way inconsistent with the information reviewed by the Member. The Member acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to Cenuco, any of its subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article IV hereof.

         13.6 KNOWLEDGE AND EXPERIENCE. Each Member has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Member to utilize the information made available by Cenuco to such Member in order to evaluate the merits and risks of an investment in the Cenuco Common Stock and to make an informed investment decision with respect thereto.

         13.7 INDEPENDENT DECISION. Each Member is not relying on Cenuco or on any legal or other opinion in the materials reviewed by the Member with respect to the financial or tax considerations of the Member relating to its investment in the Cenuco Common Stock. Each Member has relied solely on the representations and warranties, covenants and agreements of Cenuco in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Cencuo Common Stock.

         13.8 LEGEND. The certificates representing Cenuco Common Stock shall bear substantially the following legend:

         THE SHARES [SECURITIES] REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THIS SECURITIES ACT OF 1933, AS

         AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

         14.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a) IF TO CENUCO TO:         Cenuco, Inc.
                                               6421 Congress Avenue
                                               Suite 201
                                               Boca Raton, Florida 33487
                                               Attn: Steven Bettinger
                                               Telephone: 561-997-2602
                                               Telecopy:  561-994-4363

                      WITH A COPY TO:          Akerman Senterfitt
                                               One S.E. Third Avenue
                                               Miami, FL 33131
                                               Attn: David C. Ristaino, Esq.
                                               Telephone: 305-374-5600
                                               Telecopy: 305-374-5095

                  (b) IF TO THE COMPANY OR     Omni Point Marketing, LLC
                      THE MEMBERS TO:          6700 N. Andrews Avenue, 2nd Floor
                                               Ft. Lauderdale, Florida  33309
                                               Attn: Scott Hirsch
                                               Telephone:
                                               Telecopy:____________________

                      WITH A COPY TO:          Broad and Cassel
                                               Attn:  David J. Powers
                                               7777 Glades Road, Suite 300
                                               Boca Raton, Florida  33434
                                               Telephone: (561) 883-8958
                                               Telecopy:  (561) 218-8960

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

         14.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The Exhibits and Schedules constitute a part hereof as though set forth in full above. Except for the Cenuco Affiliates and other persons expressly stated herein to be indemnitees, this Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

         14.3 EXPENSES. The parties shall pay their own fees and expenses, including their own Transaction Costs, incurred in connection with this Agreement or any transaction contemplated hereby. The Company shall pay all legal, accounting, tax consulting, financial advisory and other fees and expenses, including any transfer fees, government filing fees and the cost of title insurance and surveys, incurred by the Company in connection with the transactions contemplated by this Agreement.

         14.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         14.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. The rights and obligations of any party under this Agreement may not be assigned without the prior written consent of the other parties hereto.

         14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         14.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this

Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         14.8 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

         14.9 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the Florida applicable to contracts executed and to be wholly performed within such state. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         14.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                      [signatures appear on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        CENUCO, INC., a Delaware corporation


                                        By: /s/ Steve Bettinger
                                            Name: Steve Bettinger
                                            Title: President


                                        OMNI POINT MARKETING, LLC.
                                        a Florida limited liability company


                                        By: /s/ Adam Mittelberg
                                            Name: Adam Mittelberg
                                            Title: President


                                        MEMBERS:


                                        /s/ Richard Hill
                                        Richard Hill


                                        MARLIN CAPITAL PARTNERS III, LLC


                                        By: /s/ Michael Brauser
                                            Michael Brauser, Manager


                                        MARIN ENTERPRISES, INC.


                                        By: /s/ Denny Marin
                                            Name: Denny Marin
                                            Title: President


                                        MCCALL AND ESTES MARKETING, INC.


                                        By: /s/ Scott Hirsch
                                            Name: Scott Hirsch
                                            Title: Vice President


                                            /s/ Michael Brauser
                                            Michael Brauser, individually


                                            /s/ Scott Hirsch
                                            Scott Hirsch, individually

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                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A             Form of Employment Agreement
EXHIBIT B             Form of Bill of Sale, Assignment and Assumption Agreements
EXHIBIT C             Form of Warrant
EXHIBIT D             Form of Shareholders Agreement

Schedule 1.1(b)       Other Tangible Personal Property
Schedule 1.1(c)       Customer Accounts
Schedule 1.1(d)       Assumed Contracts
Schedule 1.1(h)       Equipment Leases
Schedule 1.1(i)       Intangible Property
Schedule 5.4          Capitalization
Schedule 5.5          Required Consents
Schedule 5.7          Financial Statements
Schedule 5.9          Liabilities of the Company, Indebtedness
Schedule 5.10         Litigation
Schedule 5.12         Real Estate
Schedule 5.14         Policies
Schedule 5.15         Employees
Schedule 5.16         Employee Benefit Plans
Schedule 5.18         Insurance Policies
Schedule 5.19         Receivables
Schedule 5.20         Intellectual Property
Schedule 5.21         Material Contracts
Schedule 5.23         Customers
Schedule 5.24         Names
Schedule 5.25         Commissions
Schedule 5.26         Product Rebates and Discounts
Schedule 5.27         Related Party Transactions
Schedule 7.6          Interested Persons
Schedule 10.1         Member Indemnity Amounts

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